Exhibit 99.1

1675 Broadway, Suite 2200 Denver, Colorado, 80202 · 303-794-8445 · Fax: 303-794-8451

Escalera Resources Announces $47 Million Purchase Agreement to Expand Atlantic Rim Holdings

FOR IMMEDIATE RELEASE

Denver, Colorado and Houston, Texas (June 16, 2015) - Escalera Resources Co. (NASDAQ: ESCR) announced today that it has signed an asset purchase and sale agreement for the strategic acquisition of  producing wells and leasehold interests from Warren Resources, Inc. (“Warren”) (NASDAQ: WRES). The assets, located in the Atlantic Rim Area of the Washakie Basin, Wyoming, are highly complementary to Escalera’s existing holdings and consist primarily of Warren’s 74% operated working interest in the Spyglass Hill Unit (in which Escalera already holds a 22% non-operated working interest), an 11% non-operated working interest in Escalera’s Catalina Unit (of which Escalera operates with an 86% interest), and midstream gathering and pipeline assets within the Spyglass Hill Unit. Current production from the assets is approximately 14 mmcf/d and proved developed reserves were 83 Bcf as of April 1, 2015.

The Spyglass Hill Unit covers approximately 97,000 gross acres and Warren currently operates 367 producing and injection wells in the unit.  Production from the Spyglass Hill Unit currently feeds into a Wyoming Interstate Company (“WIC”) pipeline through the midstream assets that are part of the transaction and include a 59 mile long pipeline.  The acquisition also includes certain deep rights’ interests in the Atlantic Rim.

Charles F. Chambers, Escalera’s CEO, commented, “This acquisition will consolidate the major operating and economic interests in the Atlantic Rim, and is expected to be immediately accretive to cash flows, allowing for a more cost efficient capital allocation and decision-making framework for operations in the area moving forward.”

The transaction has an effective date of April 1, 2015, with an expected closing in mid-August 2015, and is subject to confirmatory due diligence and the arrangement of financing.

About Escalera Resources Co.

Escalera Resources Co. (“Escalera”) is headquartered in Denver, CO, with executive offices in Houston, TX and a regional office in Casper, WY. Escalera explores, develops and transports natural gas in the U.S.  Escalera is seeking strategic acquisitions of abundant, low cost natural gas assets that are currently undervalued or underutilized; and identifying alternative ways to enhance the value of its dry natural gas reserves.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the ability of the Company to obtain significant financing to effect the proposed purchase of producing properties; fluctuations in oil and gas prices; the risks of the oil and gas industry (for example, operational risks in drilling and exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals, shortages of drilling equipment, field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. The Company’s annual report on Form 10-K for the year ended December 31, 2014, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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Company Contact:

Adam Fenster

Chief Financial Officer

(303) 794-8445

www.escaleraresources.com